Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q/A of China Yingxia International, Inc. for the quarter ended March 31, 2008, I, Yingxia Jiao, Chief Executive Officer and Chief Financial Officer of China Yingxia International, Inc. Inc. at March 31, 2008 hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q/A for the period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q/A for the period ended March 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of China Yingxia International, Inc.

CHINA YINGXIA INTERNATIONAL, INC.

December 4, 2008	By:	/s/ Yingxia Jiao
Yingxia Jiao
Chief Executive Officer, Chief Financial Officer